Exhibit 10.2

                            THE J. M. SMUCKER COMPANY

                         DEFERRED STOCK UNITS AGREEMENT
                            (For Non-U.S. Taxpayers)


         WHEREAS, __________________ (the "Grantee") is an employee of The J. M. Smucker Company, an Ohio corporation (the "Company"); and

         WHEREAS, the execution of an agreement in the form hereof (this "Agreement") has been authorized by a resolution of the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company, pursuant to The J. M. Smucker Company 2006 Equity Compensation Plan (the "Plan"), as of __________________ (the "Date of Grant");

         NOW, THEREFORE, the Company hereby grants to the Grantee _________ Deferred Stock Units (as defined in the Plan) (the "Deferred Stock Units"), effective as of the Date of Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.

                                    ARTICLE I

                                   DEFINITIONS

         All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

                                   ARTICLE II

                    CERTAIN TERMS OF THE DEFERRED STOCK UNITS

1.                Grant of Deferred Stock Units. The Deferred Stock Units
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         covered by this Agreement are granted to the Grantee effective on the
         Date of Grant and are subject to and granted upon the terms, conditions and restrictions set forth in this Agreement and in the Plan. The Deferred Stock Units shall become vested in accordance with Section 3 hereof. Each Deferred Stock Unit shall represent one hypothetical share of Common Stock, without par value of the Company (the "Common Stock") and shall at all times be equal in value to one share of Common Stock. The Deferred Stock Units will be credited to the Grantee in an account established for the Grantee until payment in accordance with Section 4 hereof.

2.                Restrictions on Transfer of Deferred Stock Units. Neither the
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         Deferred Stock Units granted hereby nor any interest therein or in the
         Common Stock related thereto shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee's death).

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3.       Vesting of Deferred Stock Units.
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         (a)               The Deferred Stock Units shall become vested on the
                  fourth anniversary of the Date of Grant (the "Vesting Date") if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary during that four (4) year period. Any Deferred Stock Units not vested will be forfeited, except as provided in Section 3(b) below, if the Grantee ceases to be continuously employed by the Company prior to the Vesting Date. Deferred Stock Units may also be forfeited in the event the Board determines the Grantee has engaged in Detrimental Activity as such term is defined in the Plan.

         (b) Notwithstanding the provisions of Section 3(a), all of the Deferred Stock Units shall immediately become nonforfeitable (each, a "Vesting Event") (i) if the Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary during the four-year period from the Date of Grant, (ii) if, at any time during the four-year period from the Date of Grant, the Grantee is age 60 with at least ten years of service with the Company, or (iii) if a Change in Control occurs during the four-year period from the Date of Grant while the Grantee is employed by the Company or a Subsidiary.

4.       Issuance of the Common Stock.
         ----------------------------

         (a) The Company will issue to the Grantee the Common Stock underlying the vested Deferred Stock Units on the Vesting Date or, if earlier, upon the occurrence of a Vesting Event.

         (b) Except to the extent permitted by the Company and the Plan, no Common Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

         (c) The Company's obligations to the Grantee with respect to the Deferred Stock Units will be satisfied in full upon the issuance of shares of Common Stock corresponding to such Deferred Stock Units.

5.       Dividend, Voting and Other Rights.
         ---------------------------------

         (a) The Grantee shall have no rights of ownership in the Deferred Stock Units and shall have no right to dividends and no right to vote Deferred Stock Units until the date on which the Common Stock underlying the Deferred Stock Units is transferred to the Grantee pursuant to Section 4 above.

         (b) The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

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                                   ARTICLE III

                               GENERAL PROVISIONS

1.                Adjustments. The number of shares of Common Stock issuable
                  -----------
         pursuant to the Deferred Stock Units is subject to adjustment as provided in Section 13 of the Plan.

2.                Compliance with Law. The Company shall make reasonable efforts
                  -------------------
         to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

3.                Compliance with Section 409A of the Code. To the extent that
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         the Grantee is or becomes subject to payment of U.S. tax, then appropriate adjustments may be made if necessary to make the awards comply with Section 409A of the Code. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

4.                Withholding Taxes. To the extent that the Company or any
                  -----------------
         Subsidiary is required to withhold any federal, state, local or foreign tax in connection with the Deferred Stock Units or the issuance of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary are insufficient, it shall be a condition to the issuance of such Common Shares that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of the balance of such taxes required to be withheld. This tax withholding obligation shall or may be satisfied by the Company withholding Common Shares otherwise issuable pursuant to this award in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

5.                Continuous Employment. For purposes of this Agreement, the
                  ---------------------
         continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by an officer of the Company or a Subsidiary.

6.                Right to Terminate Employment. No provision of this Agreement
                  -----------------------------
         shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

7.                Relation to Other Benefits. Any economic or other benefit to
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         the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

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

8.                Amendments. Any amendment to the Plan shall be deemed to be an
                  ----------
         amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall impair the rights of the Grantee under this Agreement without the Grantee's consent.

9.                Severability. In the event that one or more of the provisions
                  ------------
         of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10.               Relation to Plan. This Agreement is subject to the terms and
                  ----------------
         conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Deferred Stock Units.

11.               Governing Law. This Agreement is made under, and shall be
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         governed by and construed in accordance with the internal substantive laws of the State of Ohio.

                  This Agreement is executed by the Company as of the _______ day of ______________.

                                                 THE J. M. SMUCKER COMPANY


                                                 By:
                                                        ------------------------
                                                 Name:
                                                 Title:


                  The undersigned hereby acknowledges receipt of an executed original of this Deferred Stock Units Agreement, together with a copy of the Plan Prospectus, dated September 28, 2006, summarizing key provisions of the Plan, and accepts the award of Deferred Stock Units granted hereunder on the terms and conditions set forth herein and in the Plan.


Date:                                                ---------------------------
      ----------------------                         Grantee

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